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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF DUPONT PHOTOMASKS, INC.
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          NAME                                    ORGANIZED UNDER LAWS OF    OWNERSHIP
          ----                                    -----------------------    ---------
DuPont Dai Nippon Engineering                                     Delaware      50.0%

DuPont Photomasks Company Limited, Shanghai      Peoples Republic of China      60.5%

DuPont Photomasks Delaware, Inc.                                  Delaware     100.0%

DuPont Photomasks Foreign Sales Corporation                       Barbados     100.0%

DuPont Photomasks (France) S.A.                                     France     100.0%

DuPont Photomasks GmbH & Co. KG (Germany)                          Germany     100.0%

DuPont Photomasks Korea Ltd.                             Republic of Korea     100.0%

DuPont Photomasks UK Limited                                United Kingdom     100.0%

DPI Reticle Technology Center, L.L.C.                             Delaware      25.0%
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